Exhibit 8.1

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

October 31, 2014

AAC Holdings, Inc.

115 East Park Drive, Second Floor

Brentwood, TN 37027

Ladies and Gentlemen:

We have acted as counsel to AAC Holdings, Inc., a Nevada corporation (“Holdings”), in connection with the proposed merger (the “Merger”) of AAC Merger Sub, LLC, a Nevada limited liability company (“Merger Sub”), with and into American Addition Centers, Inc., a Nevada corporation (“AAC”) pursuant to the Plan of Merger (the “Plan”) adopted on October 30, 2014. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the prospectus forming a part thereof, we are rendering our opinion concerning the United States federal income tax consequences of the Merger.

In providing our opinion, we have examined the Plan, the Registration Statement, the prospectus forming a part thereof (as amended or supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Plan and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Plan are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the factual statements and representations made by Holdings and AAC in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” or “in the belief of” any person or similarly qualified are and will be true, complete and correct without such qualification, and (v) Holdings, Merger Sub and AAC and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinions set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Plan or the Registration Statement, our opinion as expressed below may be adversely affected.

AAC Holdings, inc.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Merger should qualify as a reorganization within the meaning of Section 368(a) of the Code.

Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Holdings, Merger Sub or AAC of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Bass, Berry & Sims PLC

Bass, Berry & Sims PLC